Exhibit 99.2

AQUILA, INC.

CAPITAL ACCUMULATION PLAN

(Amended and restated effective as of January 1, 2005)

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Preamble

This Plan document is effective as of January 1, 2005, and constitutes an amendment and restatement of the prior Plan document.

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees and non-employee directors who contribute materially to the continued growth, development and future business success of Aquila, Inc., a Delaware corporation, and its subsidiaries that participate in this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

The rights and benefits of a Participant or any other person entitled to benefits under this Plan shall be determined in accordance with the applicable provisions of the Plan in effect at the time of the Participant’s separation from service, except as otherwise explicitly provided in this Plan.

The amended and restated Plan is intended to comply with section 409A of the Code and the proposed IRS regulations and other guidance in effect as of the date of adoption of this restatement. In accordance with IRS Notice 2005-1, Q&A-20, each Participant shall have an opportunity, to terminate participation in the Plan prior to December 31, 2005, and receive a distribution of his entire Account balance in a single lump sum during the 2005 calendar year. Each Participant who does so terminate his or her participation pursuant to the forgoing, shall be required to make an irrevocable election in accordance with IRS Notice 2005-1, Q&A-19, no later than December 31, 2005, regarding the manner in which his benefits shall be paid following his Termination of Employment.

ARTICLE I

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings set forth below:

1.1          “Account” shall mean, with respect to each Participant, the bookkeeping account(s) established on behalf of such Participant to reflect his or her interest in the Plan. Such Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2          “Annual Bonus” shall mean, with respect to each Participant who is an Employee, any cash compensation earned by such Participant during a Plan Year in excess of Base Salary under any Employer’s bonus, long-term or annual cash incentive plans, excluding stock options.

1.3          “Base Salary” shall mean (i) with respect to any Participant who is a Director, any annual retainer, meeting fees, and committee fees payable in cash to the Director for serving on the Board or any committee thereof, but does not include reimbursable expenses or any bonuses or incentive awards; and (ii) with respect to any Participant who is an Employee, cash compensation relating to services performed during any Plan Year, whether or not paid in such year or included on the Federal Income Tax Form W-2 for such year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by a Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included

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in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Participant.

1.4          “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.5	“Board” shall mean the board of directors of the Company.
1.6	“Change in Control” shall mean the first to occur of any of the following events:

(1)           any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(2)           the majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election; or

(3)           the consummation of a merger or consolidation of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(4)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, greater than 50% of the combined voting power of the voting securities of which is owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this Section 1.6, the following definitions shall apply:

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(a)           “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(b)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(c)           “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

1.7          “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

1.8	“Committee” shall mean the committee described in Article 12.

1.9          “Company” shall mean Aquila, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or liabilities.

1.10	[RESERVED]

1.11       “Deferral Contributions” shall mean that portion of a Participant’s Base Salary and Annual Bonus that he or she elects to have, and is deferred, in accordance with Section 3.1. In the event of a Participant’s Termination of Employment prior to the end of a Plan Year, such year’s Deferral Contributions shall be the actual amount withheld prior to such event.

1.12       “Deferral Contribution Account” shall mean the bookkeeping account established on behalf of each Participant to reflect the amount of Deferral Contributions credited under the Plan on his or her behalf. Such account shall be credited or debited with hypothetical investment gains or losses in accordance with Section 3.5, and shall be debited for any distributions made to the Participant (or his or her Beneficiary) pursuant to this Plan that relate to such account.

1.13       “Determination Date” means the last day of each calendar quarter, and such other more frequent dates as the Committee in its sole discretion shall specify, as of which each Participant’s Account is determined in accordance with Section 3.5.

1.14       “Director” means a member of the Board who is neither an officer nor an Employee of any Employer.

1.15	[RESERVED]
1.16	[RESERVED]

1.17         “Discretionary Contribution” shall mean the amount determined in accordance with Section 3.3.

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1.18       “Discretionary Contribution Account” shall mean the bookkeeping account established on behalf of each Participant to reflect the amount of Discretionary Contributions credited under the Plan on his or her behalf. Such account shall be credited or debited with hypothetical investment gains or losses in accordance with Section 3.5, and shall be debited for any distributions made to the Participant (or his or her Beneficiary) pursuant to this Plan that relate to such account.

1.19	“Employee” shall mean a person who is an employee of any Employer.

1.20       “Employer(s)” shall mean the Company and any of its affiliates (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a participating employer.

1.21       “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.22       “401(k) Plan” shall be that certain Aquila, Inc. Retirement Investment Plan, as amended from time to time.

1.23	“Matching Contributions” shall mean the amount determined in accordance with Section 3.2.

1.24       “Matching Contribution Account” shall mean the bookkeeping account established on behalf of each Participant to reflect the amount of Matching Contributions credited under the Plan on his or her behalf. Such account shall be credited or debited with hypothetical investment gains or losses in accordance with Section 3.5, and shall be debited for any distributions made to the Participant (or his or her Beneficiary) pursuant to this Plan that relate to such account.

1.25       “Participant” shall mean any Employee or Director who is selected to participate in the Plan and has elected to participate by completing the applicable enrollment forms designated by the Committee. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.26       “Plan” shall mean the Aquila, Inc. Capital Accumulation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.27       “Plan Agreement” shall mean a written agreement(s), as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan.

1.28       “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year. Notwithstanding the foregoing, if a person first commences participation in the Plan after the first day of any calendar year, such person’s initial “Plan Year” shall commence on his or her date of participation and end on the following December 31.

1.29	[RESERVED]
1.30	[RESERVED]

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1.31	[RESERVED]
1.32	[RESERVED]
1.33	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.34       “Termination of Employment” shall mean (i) with respect to a Participant who is an Employee, the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than death or (ii) with respect to any Participant who is a Director, the date on which such Participant ceases to be a director of the Board for any reason other than death. Despite the foregoing, a Director who ceases to be a director of the Board for any reason other than death shall be deemed to have Retired.

1.35       “Trust” shall mean one or more trusts established between the Company and the trustee named therein, as amended from time to time.

1.36       “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

ARTICLE II

Selection, Enrollment, Eligibility

2.1  Selection by Committee. Participation in the Plan shall be limited to (i) a select group of management and highly compensated employees of the Employers, as determined by the Committee in its sole discretion and (ii) Directors of the Company. From that group, the Committee shall select, in its sole discretion, the persons eligible to participate in the Plan.

2.2  Eligibility; Commencement of Participation. Each Employee or Director selected to participate in the Plan may enroll in the Plan by completing a Plan Agreement and any other forms designated by and acceptable to the Committee. If an Employee or Director fails to enroll in the Plan for any Plan Year by the date designated by the Committee, such individual shall not be eligible to participate in the Plan until the first day of the first Plan Year following the delivery to and acceptance by the Committee of such required documents.

2.3  Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, or (ii) prevent the Participant from making future deferral elections and receiving Employer contributions.

ARTICLE III

Crediting of Accounts/Taxes

3.1	Deferral of Base Salary.

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(a)   For each Plan Year, a Participant’s Deferral Contribution Account shall be credited with an amount (a “Deferral Contribution”) equal to the sum of his Base Salary deferrals and his Annual Bonus deferrals. Each Participant's deferral elections under this Plan shall be irrevocable and shall be made in the manner and at the times specified by the Committee prior to the beginning of each Plan Year and prior to the performance of services with respect to which such deferral election relates. The Committee, in its sole discretion, may establish any and all procedures, rules, and requirements it deems prudent in connection with such deferral elections, including but not limited to specifying any minimum and maximum deferral amounts.

(b)   Any deferral election made by Participant with respect to his Base Salary shall apply for purposes of both the 401(k) Plan and this Plan. Such Participant’s Base Salary deferral contributions shall first be credited to the 401(k) Plan up to the maximum dollar amount that may be contributed to the 401(k) Plan pursuant to Code Sections 401(k) and 402(g), and any remaining portion of such deferral contributions shall be credited under this Plan.

3.2  Matching Contributions. For each Plan Year, each Participant’s Matching Contribution Account shall be credited with an amount (a “Matching Contribution”) equal to:

(a)    100% of such Participant’s Base Salary deferral contributions to both the 401(k) and this Plan to the extent such deferral contributions do not exceed 6% of such Participant’s Base Salary; reduced by

(b)   the aggregate amount of Employer matching contributions allocated to the Participant’s account under the 401(k) Plan for such Plan Year.

No Matching Contributions shall be credited under this Plan with respect to any portion of a Participant’s Annual Bonus Deferral under this Plan.

3.3  Discretionary Contribution. For each Plan Year, each Participant’s Discretionary Contribution Account shall be credited with an amount (a “Discretionary Contribution”) equal to:

(a)   the aggregate amount of the Employer discretionary contributions which would have been allocated to the Participant’s account under the 401(k) Plan, if the Participant had elected not to defer all or any portion of his or her Base Salary under this Plan for the applicable Plan Year; reduced by

(b)   the aggregate amount of Employer discretionary contributions allocated to the Participant’s account under the 401(k) Plan for such Plan Year.

The purpose of the contributions under this Section 3.3 is to make the Participant whole for the loss of the Employer discretionary contribution that such Participant would have received under the 401(k) Plan if the Participant had not elected to defer a portion of his or her Base Salary under this Plan.

3.4	Vesting. Each Participant shall at all times be 100% vested in his or her Account.

3.5  Crediting/Debiting of Accounts. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account in accordance with the following rules:

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(a)   Determination of Account. As of each Determination Date, the amount credited to a Participant’s Account shall be the amount credited to his or her Account as of the immediately preceding Determination Date, plus the Participant’s Deferral, Matching and Discretionary Contributions since the immediately preceding Determination Date, minus any amount that is paid to or on behalf of a Participant subsequent to the immediately preceding Determination Date, plus or minus any hypothetical investment gains or losses determined in the manner set forth in Section 3.5 below.

(b)   Measurement Funds. The Committee, in its sole discretion, shall designate the “measurement funds” to be used for purposes of crediting hypothetical earnings on the amounts credited to each Participant’s Account. The Committee may from time to time discontinue, substitute or add a measurement fund, provided that any such action to discontinue or substitute any measurement fund may only take effect following at least thirty (30) days advance written notice of such change to the Participants.

(c)   Measurement Funds for Deferral Contributions. Each Participant shall elect, from among the measurement fund(s) offered under the Plan from time to time and in the manner and at the time(s) designated by and acceptable to the Committee, the measurement fund(s) to be used for purposes of determining the hypothetical investment returns to be credited or debited to his or her Deferral Contribution Account. To the extent and in the manner permitted by the Committee, a Participant may modify his or her investment elections with respect to future contribution credits and/or his or her existing Deferral Contribution Account balance. Any election that is made in accordance with the foregoing shall be effective as of the Determination Date coinciding with or next following the acceptance of such election by the Committee. If the Employer provides a Participant with the authority to change the investment of the Employer’s assets, such authority may be revoked at any time.

(d)   Measurement Fund for Matching and Discretionary Contributions. Notwithstanding any other provisions in this Plan that may be interpreted to the contrary, each Participant’s Discretionary Contribution Account and Matching Contribution Account shall be deemed invested in the “Aquila, Inc. Common Stock measurement fund” at all times.

(e)   Hypothetical Investment Earnings. The performance of each measurement fund (either positive or negative) will be determined by the Committee, in its sole discretion, based on the investment performance of the selected measurement funds themselves (except as otherwise provided in this Section). A Participant’s Account shall be credited or debited, as the case may be, as of each Determination Date based on the investment performance of each measurement fund, as determined by the Committee in its sole discretion, as though an amount equal to such Participant’s Account had actually been invested in the applicable measurement fund(s).

(f)	[RESERVED]

(g)   Unfunded Status. Notwithstanding the foregoing or any other provision of this Plan or any notice, statement, summary or other communication provided to a Participant that may be interpreted to the contrary, the measurement funds are to be used for measurement purposes only, and a Participant’s election of any such measurement fund, the determination of credits and debits to his or her Account based on the measurement funds, the Employer’s actual ownership of the measurement funds, and any authority granted by the Employer to a Participant to change the investment of the Employer’s assets, if any, may not be considered or construed in any manner as an actual investment of the Account in any such measurement fund or to constitute a funding of this Plan. The Employer is not obligated to actually invest in, or to continue an investment in, any measurement fund or other asset.

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3.6  FICA and Other Taxes. For each Plan Year in which an Employee or Director participates in the Plan, the Employer shall, to the extent required by applicable law, withhold from that portion of the Participant’s compensation that is not being deferred, the Participant’s share of FICA and other applicable taxes attributable to his or her contribution under this Plan. If necessary, the Committee may reduce the Participant’s Deferral Contributions in order to comply with this Section 3.6.

3.7  Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

3.8  Other Deferred Income Arrangements. The provisions of this Section 3.8 shall apply exclusively to those Participants under this Plan who have an unfunded deferred account or other deferred benefit entitlement under any other deferred compensation plan, agreement or arrangement with Aquila, Inc. or any of its affiliates which the Committee has designated as eligible for transfer to this Plan (“Other Plan”). Each such Participant may elect, in the form and manner and at the time designated by the Committee, to relinquish all past, present and future benefits, rights and entitlements that he may have under the Other Plan, in which case, an amount equal to his or her deferred benefit under such Other Plan, determined as of the date (the “transfer date”) and in the manner set forth in a separate agreement between the Participant’s Employer and such Participant, shall be credited to a “Deferred Benefit Transfer Account” established on his or her behalf under this Plan. Separate sub-accounts may be established under a Participant’s Deferred Benefit Transfer Account to reflect amounts transferred from different deferred compensation plans, agreements or arrangements. The Deferred Benefit Transfer Account established on behalf of a Participant shall treated for all purposes under this Plan as though such account was a part of the Participant’s Deferral Contribution Account.

ARTICLE IV

Unforeseeable Financial Emergencies

4.1  Withdrawal Pay-Out/Suspensions for Unforeseeable Financial Emergencies. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by the Participant and/or (ii) receive a partial or full pay-out from the Plan. The pay-out shall not exceed the lesser of the Participant’s Account, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If the petition for a suspension and/or pay-out is approved, suspension shall take effect upon the date of approval and any pay-out shall be made as soon as reasonably practicable following such date.

ARTICLE V

Termination Benefit

5.1	Termination of Employment.

(a)   Subject to Section 5.1(b), a Participant who incurs a Termination of Employment shall receive, as a Termination Benefit, the balance of his or her Account as soon as administratively practicable.

(b)   In the case of a Participant who is a “specified employee” within the meaning of Code Section 409A, payment of such Participant’s Account shall not be made before the date which is six (6) months after the date of his Termination of Employment or, if earlier, the date of death of such Participant. If a Participant’s Account is to be paid in the form of installments, any installment payment

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to which such Participant would otherwise be entitled during the first six (6) months following Termination of Employment shall be accumulated and paid on the first date of the seventh (7th) month following such Termination of Employment. For purposes of the foregoing, any Participant who meets the definition of a “key employee” under Code Section 416(i)(1)(A)(i), (ii) or (iii) during the 12-month period ending on December 31 of each year shall be treated as a “specified employee” for the 12-month period commencing on the following April 1.

5.2  Payment of Termination Benefit. At the time a Participant first commences participation in the Plan, such Participant shall make an irrevocable election to receive payment of the total amount of his Account in either (a) a single lump sum payment, or (b) five (5) substantially equal annual installments; provided that payment shall be automatically made in a single lump sum if the balance of such Participant’s Account does not exceed $10,000 at the time of his or her Termination of Employment. A Participant’s election under this Section 5.2 shall be made on a form supplied by the Committee. If a Participant fails to elect a form of distribution, then payment shall be made in the form of a lump sum payment.

Notwithstanding the foregoing, in accordance with IRS Notice 2005-1, Q&A19, existing Participants shall be offered a one-time opportunity to modify any prior election regarding the form of distributions no later than December 31, 2005 (or such later date authorized under IRS regulations or other guidance). Any such election shall be irrevocable with respect to the Participant’s entire Account.

ARTICLE VI

Death Benefits

6.1  Post-Termination Death Benefit. If a Participant dies after Termination of Employment but before his or her Termination Benefit is paid in full, the Participant’s unpaid benefit shall be paid to his or her Beneficiary as follows: (i) if the Participant elected to receive his or her Termination Benefit in installments, then the Beneficiary shall receive such benefits over the remaining number of payments and in the same amounts as such benefits would have been paid to the Participant had the Participant survived; or (ii) if the Participant elected to receive his or her Termination Benefit in the form of a lump sum payment, then the Beneficiary shall receive such benefits in a lump sum payment at the same time that the Participant would have received such payment had the Participant survived.

6.2  Pre-Termination Death Benefit. If a Participant dies before he or she experiences a Termination of Employment, such Participant’s Beneficiary shall be paid in a single lump sum. The lump sum payment shall be made as soon as reasonably practicable (which will normally be within 60 days) after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.

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ARTICLE VII

In-Service Withdrawal

7.1 Withdrawal of Entire Account. Notwithstanding any provision in this Plan to the contrary, in accordance with IRS Notice 2005-1, Q&A20, each Participant shall be offered an opportunity to terminate his or her participation in the Plan by withdrawing the entire balance of his Account no later than December 31, 2005. Any such election must be made in the form and in the manner designated by the Committee. Amounts withdrawn pursuant to this Section 7.1 shall be included in the Participant’s taxable income for the 2005 calendar year. If the balance of a Participant’s Account does not exceed $10,000, then such Participant shall be deemed to have made an election pursuant to the foregoing.

ARTICLE VIII

Change in Control

8.1          Distribution Upon Change in Control. Notwithstanding any provision in this Plan to the contrary, all amounts credited to all Participants' Accounts at the time of a Change in Control (including any unpaid installments payable to a Participant) shall be paid in single lump sums to such Participants as soon as administratively practicable following such event.

ARTICLE IX

Beneficiary Designation

9.1  Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2  Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing a beneficiary designation form available from the Committee, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the beneficiary designation form and the Committee’s rules and procedures, as in effect from time to time.

9.3  Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4  No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5  Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its sole discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

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9.6  Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers, the Committee and the trustee of the Trust from all further obligations under this Plan with respect to the Participant.

ARTICLE X

Leave of Absence

10.1       Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and his or her Deferral Contributions shall continue to be withheld during such paid leave of absence in accordance with Section 3.1.

10.2       Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making Deferral Contributions until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

ARTICLE XI

Termination, Amendment or Modification

11.1       Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees by action of its board of directors or committee of the board. Upon the termination of the Plan with respect to any Employer, the Accounts of the affected Participants shall be paid at the time and in the manner set forth in Article V, provided that the Employer reserves the right to accelerate payment of such Accounts to the extent permitted in accordance with Code Section 409A and the regulations and other guidance issued.

11.2       Amendment. Each Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors or committee of the board; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

11.3       Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4       Effect of Payment. The full payment of the applicable benefit under Article 4, 5, 6, or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan.

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ARTICLE XII

Administration

12.1       Committee Duties. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2       Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3       Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4       Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

12.5       Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE XIII

Other Benefits and Agreements

13.1       Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE XIV

Claims Procedures

14.1       Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

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14.2       Notification of Decision. The Committee shall consider a Claimant’s claim within 90 days (unless special circumstances require additional time) and shall notify the Claimant in writing:

(a)   that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)   that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)          specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)         a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below.

14.3       Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;
(b)	may submit written comments or other documents; and/or
(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

14.4       Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;
(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
(c)	such other matters as the Committee deems relevant.

14.5       Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

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ARTICLE XV

Trust

15.1	Establishment of the Trust.

(a)   Contribution. The Company shall establish the Trust, and each Employer shall transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Accounts for all periods prior to the transfer, taking into consideration the value of the assets in the Trust at the time of the transfer

(b)   Contribution Following Change of Control. Notwithstanding Section 15.1(a) above, in the event of a Change of Control, the Employers shall as soon as administratively possible, but in no event later than ten (10) days following such Change of Control, make an irrevocable contribution to the Trust, in cash or other readily marketable property acceptable to the trustee, equal to the sum of (i) an amount which, when added to the fair market value of the assets then held in the Trust which are attributable to this Plan, shall cause the fair market value of such assets to equal the present value of the Accounts under the Plan as of the date of such Change of Control, and (ii) an amount equal to a reasonable estimate of the present value of the administrative, trustee’s, legal and consulting fees to be incurred during the life of the Trust on and after the Change of Control. The amount of the Employer’s contribution paid or payable to the Trust pursuant to the foregoing shall be determined by a benefits consultant (as defined in the Trust) appointed by the Company.

ARTICLE XVI

Miscellaneous

16.1       Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2       Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3       Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4       Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of

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any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5       Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6       Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7       Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8       Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9       Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Missouri without regard to its conflicts of laws principles.

16.10     Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Director of Benefits
Aquila, Inc.
20 West Ninth Street
Kansas City, MO 64105-1711

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11     Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.12     Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

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16.13     Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14     Incompetent. If the Committee determines in its sole discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15     Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

16.16	Distribution in the Event of Taxation.

(a)   In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt as a result of a failure to meet the requirements of Code Section 409A and the regulations thereunder, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid Account under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)   Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

16.17     Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

16.18     Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s

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Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction.

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